UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

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Lexor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida                                                                                                     82-0190257

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

3030 Nieman Avenue, Baltimore, Maryland 21230

(Address of principal executive offices)

 (410) 536-0266

(Issuer's telephone number, including area code)

Item 1.02    Termination of a Material Definitive Agreement

    On March 31, 2005, Lexor Holdings, Inc. ("Lexor" or the "Company") entered into a Rescission Agreement with Lexor International Incorporated ("International"), a Maryland corporation which Lexor had acquired pursuant to an Agreement and Plan of Merger, dated September 29, 2003 ("Merger Agreement") and Christopher Long ("Long"), the sole shareholder of International at the time of the Merger Agreement.

    The Rescission Agreement calls for the total rescission of the Merger Agreement and a return of 100% of the issued and outstanding equity interests of International to Long.   Additionally, Long and International have agreed to surrender the 10,867,000 shares of Lexor Common Stock they received under the Merger Agreement.  Each party to the Rescission Agreement will be entitled to a return of any assets which it held prior to the closing of the Merger Agreement and will be responsible for any liabilities accrued on its behalf.  The Rescission Agreement is attached hereto as Exhibit 10.2.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March, 31, 2005, the Board of Directors of Lexor, with consent from 76.01% of the shareholders of Lexor, accepted the resignations of Christopher Long as CEO and President, Ha T. Nguyen as Corporate Secretary and Nicholas La as Treasurer of Lexor.  The three outgoing officers submitted their resignations to the Board of Directors and stated that there were no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

    On March 31, 2005, the Board of Directors of Lexor, with consent from 76.01% of the shareholders of Lexor, appointed Henry D. Fahman as Interim Chief Executive Officer, Interim Corporate Secretary and Interim Treasurer until qualified individuals can be found to fill these positions.

     Henry D. Fahman has been President and Chairman of the Board of Providential Holdings, Inc., a corporation currently trading on the Over-the-Counter Bulletin Board under the symbol "PRVH", since January 14, 2000, and is currently Acting Financial Officer of the Company. Mr. Fahman served as President and Chairman of the Board of Providential Securities, Inc. from its inception in October 1992 to October 2000. He holds a B.S., magna cum laude, in business administration from the University of California at Berkeley, with emphasis in finance and economic analysis and policy, and is a graduate of the Advanced Management Program from Harvard Business School. He has also attended other Executive Education programs at Harvard Business School and Stanford University, including Mergers and Acquisitions, Creating Competitive Advantage, and Advanced General Management. Previously, he served as a Resettlement Coordinator for the United Nations High Commissioner for Refugees. Mr. Fahman is currently Vice Chairman of the Board of Trustees of Union College of California, Chairman of Apollos University, and President of Providential Foundation, Inc., all of which are non-profit organizations.

Item 9.01    Financial Statements and Exhibits

Exhibit 10.2    -    Rescission Agreement between Lexor Holdings, Inc. and Lexor International Incorporated, dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005

LEXOR HOLDINGS, INC.

/s/ Henry Fahman

      Henry Fahman,

      Interim Chief Executive Officer